                                                                   EXHIBIT 10.11

                          MASTER REPURCHASE AGREEMENT

                                                     Dated as of October 2, 1996

Between:
T.A.R. Preferred Mortgage Corporation ("Seller")
------------------------------------------------

and

CS First Boston Mortgage Capital Corp. ("Buyer")


     1.   APPLICABILITY
     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

     2.   DEFINITIONS
          (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
(B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay Such party's debts as they become due;
          (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;
          (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph (q) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction to the Repurchase Price for such Transaction as of such date;
          (d)  "Confirmation", the meaning specified in Paragraph 3(b) hereof;
          (e) "Income", with respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon;
          (f)  "Margin Deficit', the meaning specified in Paragraph 4(a) hereof;
          (g)  "Margin Excess", the meaning specified in Paragraph 4(b) hereof;
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          (h)  "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income (c) the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);
          (i) "Price Differential", with respect to any Transaction hereunder as of any date the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);
          (j) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;
          (k) "Prime Rate", the prime rate of U.S. money center commercial banks as published in the Wall Street Journal;
          (l) "Purchase Date", the date on which Purchased Securities are transferred by Seller to Buyer;
          (m) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Sellers obligations under clause (ii) of Paragraph. 5 hereof;
          (n) "Purchased Securities", the Securities transferred by Seller to Buyer in a transaction hereunder, any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);
          (o) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;
          (p) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;
          (q) "Sellers Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph (c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date.

     3.   INITIATION; CONFIRMATION; TERMINATION
          (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the

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Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.
          (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement this Agreement shall prevail.
          (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

     4.   MARGIN MAINTENANCE
          (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyers Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchase Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).
          (b) If at any time aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities after deduction of any such cash or any Purchased Securities so transferred will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).
          (c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

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          (d)  Seller and Buyer may agree, with respect to any or all
Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

          (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

     5.   INCOME PAYMENTS
     Where a particular Transaction's term extends over an Income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is payable either (i) transfer to or credit to the account of Seller an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

     6.   SECURITY INTEREST
     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, [sic] all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

     7.   PAYMENT AND TRANSFER
     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of the Securities.

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     8.   SEGREGATION OF PURCHASED SECURITIES
     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to Buyer and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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  REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER RETAINS CUSTODY OF
  THE PURCHASED SECURITIES

     Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement. Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.
--------------------------------------------------------------------------------

*Language to be used under 17 C.F.R. (S) 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

**Language to be used under 17 C.F.R. (S) 403.5(d) if Seller is a financial institution.

     9.   SUBSTITUTION
          (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

          (b) In Transactions in which the Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

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     10.  REPRESENTATIONS
     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and
(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

     11.  EVENTS OF DEFAULT
     In the event that (i) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):
          (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.
          (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (a) of this Paragraph (decreased as of any day by (A) any amounts retained by the nondefaulting party with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(i) of this Paragraph, and (C) any amounts credited to the account of the defaulting party pursuant to subparagraph (e) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices owed by the defaulting party, and (iv) the defaulting party

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shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession.
          (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, the defaulting party's right, title and interest in all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.
          (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:
               (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and
               (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.
          (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party (1) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the nondefaulting party for the Replacement Securities therefor. In addition, the defaulting party shall be liable to the nondefaulting party for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.
          (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of its option under subparagraph (a) of this Paragraph.

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          (g)  The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.
          (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

     12.  SINGLE AGREEMENT
     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

     13.  NOTICES AND OTHER COMMUNICATIONS
     Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex II attached hereto.

     14.  ENTIRE AGREEMENT; SEVERABILITY
     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

     15.  NON-ASSIGNABILITY; TERMINATION
     The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be cancelled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

     16.  GOVERNING LAW
     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

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

     17.  NO WAIVERS, ETC.
     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

     18.  USE OF EMPLOYEE PLAN ASSET
          (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are Intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom and the other party may proceed in reliance thereon but shall not be required so to proceed.
          (b) Subject to the last sentence of subparagraph (a) of this Paragraph any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.
          (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

     19.  INTENT
          (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.
          (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

     20.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
     The parties acknowledge that they have been advised that:
          (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation

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

has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;
          (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SlPA will not provide protection to the other party with respect to any Transaction hereunder; and
          (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


[NAME OF PARTY]                       [NAME OF PARTY]

T.A.R. PREFERRED MORTGAGE             CS FIRST BOSTON MORTGAGE CAPITAL
 CORPORATION                           CORP.

By ____________________________       By _____________________________

Title _________________________       Title __________________________

Date __________________________       Date ___________________________

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

                                    ANNEX I

                       SUPPLEMENTAL TERMS AND CONDITIONS

                                    ANNEX I

                       SUPPLEMENTAL TERMS AND CONDITIONS

  The MASTER REPURCHASE AGREEMENT between CS FIRST BOSTON MORTGAGE CAPITAL CORP. ("Buyer") and T.A.R. PREFERRED MORTGAGE CORPORATION ("Seller"), dated as of October 2, 1996, is amended and supplemented as set forth below. All capitalized terms used herein that are defined in the Master Repurchase Agreement are used herein as defined therein except to the extent such terms are amended or supplemented herein.

          1. Paragraph 1 of the Master Repurchase Agreement is amended by adding the following after the word "instruments" and before the parenthetical "("Securities")" in the second line thereof:

                    "or whole mortgage loans or any interests in any whole
               mortgage loans, including, without limitation, mortgage participation certificates and mortgage pass-through certificates".

          2. Subparagraph 2(a) of the Master Repurchase Agreement is amended by adding the following after the word "any" and before the word "bankruptcy" in the second line thereof:

                    "conservatorship or receivership (within the meaning of the
               Financial Institution Reform, Recovery, and Enforcement Act of
               1989),".

          3. Subparagraph 2(a) of the Master Repurchase Agreement is further amended by adding the following after the word "a" and before the word "receiver" in the third line thereof:

               "conservator,".

          4. Subparagraph 2(h) of the Master Repurchase Agreement is amended by adding at the end thereof:

               "except that the Market Value of any Securities that are loans
               -------
          secured by mortgages or deeds of trust on residential dwellings (such loans, "Mortgage Loans") as of any date shall be the dollar amount ascribed to such Mortgage Loans on that date by Buyer in good faith, and shall not include any Income on such Mortgage Loans paid to and held by Seller pursuant to Paragraph 5 hereof, and the Market Value of any Additional Purchased Securities shall be the fair market value thereof as determined by Buyer in its sole discretion"

          5. Subparagraph 3(b) of the Master Repurchase Agreement is amended by adding at the end of the first sentence of Paragraph 3(b):

               "In the case of Transactions involving Securities that are Mortgage Loans, (a) the Mortgage Loans shall be serviced for Buyer in accordance with the terms and provisions of a Servicing Agreement dated March 8, 1996 (the "Servicing Agreement") between Seller and Advanta Mortgage Corp. USA (the "Servicer") and an assignment to Buyer of Seller's rights (but not obligations) thereunder pursuant to a Custody Agreement dated of even date herewith (the "Custody Agreement") among the Seller, the Buyer, the Servicer and Bankers Trust Company of California, N.A. (the "Custodian"), (b) the Confirmation, if any, shall be sent by Buyer to Seller, and a Transaction Notice, in the form attached hereto as Exhibit C ("Transaction Notice") shall be sent by Seller to Buyer at least two business days prior to the related Purchase Date, (c) pursuant to the Custody Agreement, certain primary legal documents evidencing the Mortgage Loans shall be delivered to and held by the Custodian, which shall, among other things, issue Trust Receipts, as defined in the Custody Agreement (the "Trust Receipts"), (d) unless otherwise expressly stated in the Confirmation, the Repurchase Date shall be the earlier of (i) the twenty-fifth (25th) day of each calendar month, or if such day is not a business day, the following business day and (ii) the date determined by application of Paragraph 11 of the Master Repurchase Agreement or Section 18 hereof and (e) unless otherwise expressly stated in the related Confirmation, the Pricing Rate for each Transaction shall be a per annum rate equal to the sum of (i) the offered rate for United States dollars with a maturity of one month which appears on Telerate as of 9:00 A.M. New York City time on the day that is the first LIBOR Business Day of the calendar month in which the Purchase Date for such Transaction occurs, and (ii) 200 basis points (2.00%); provided, if such rate does not appear on the
                                ---------
          Dow Jones Telerate Service page 3750 (or such other page as may replace that page on that service) or if such service is no longer offered, the rate for United States dollars with a maturity of one month quoted by such other service as may be selected by the Buyer and which is comparable, to the extent practicable as determined by Buyer in good faith, to such originally selected rate. "LIBOR Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of London, England are required or authorized by law to be closed.

          6. Paragraph 3(b) of the Master Repurchase Agreement is further amended by deleting the last sentence and replacing it with the following:

               "In the event of any conflict between the terms of such Confirmation and this Agreement, the terms of such Confirmation shall prevail if the information therein is consistent with that set forth in the related Transaction Notice."

          7. Paragraph 4 of the Master Repurchase Agreement is amended by adding a new subparagraph (f) as follows:

               "(f) In the case of Transactions involving Securities that are Mortgage Loans, (i) the percentage used in calculating Buyer's Margin Amount for such Transaction shall be 105.3% unless otherwise determined by Buyer in its sole discretion and (ii) unless otherwise agreed from time to time, Additional Purchased Securities shall be limited to obligations issued by the United States government or mortgaged-backed securities issued by the Federal National Mortgage Association ("FNMA") or guaranteed by the Government National Mortgage Association ("GNMA") and otherwise acceptable to Buyer in its sole discretion, and (iii) the provisions of subparagraphs (b), (d) and (e) of this Paragraph shall not apply."

          8. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "the" and before the words "Purchased Securities" in the fourth line thereof:

               "Seller's right (including the power to convey title thereto), title and interest in and to the".

          9. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the words "Purchased Securities" and before the word "with" in the fourth line thereof:

               ", the contractual right to receive payments, including the right to payments of principal and interest and the right to enforce such payments, arising from or under any of the Purchased Securities, the contractual right to service each Mortgage Loan, any servicing agreements with respect to each Mortgage Loan, and all documents and instruments relating to in each Mortgage Loan,".

          10. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "all" and before the word "proceeds" in the fifth line thereof:

          "income, payments, products and".

          11. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "thereof" and before the period in the fifth line thereof:

          "(the "Collateral")".

          12. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 6:

               "In such event, the parties hereto intend to create for the benefit of Buyer, as secured party, a legally valid and enforceable first priority perfected security interest in the Collateral, and Seller hereby grants Buyer a first priority security interest in the Collateral. On or prior to the initial Purchase Date, Seller shall cause to be filed in the appropriate filing offices of the jurisdiction in which Seller maintains its place of business, or its chief executive office if Seller has more than one place of business, in accordance with applicable law, Uniform Commercial Code financing statements naming Seller as debtor, Buyer as secured party, and the Collateral as collateral and in form and substance reasonably acceptable to Buyer."

          13. Paragraph 7 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 7:

               "In the case of Transactions involving Securities that are Mortgage Loans, the transfer of such Mortgage Loans for the purposes of this Paragraph 7 shall include the delivery to the Custodian of the documents required and provided for in the Custody Agreement.

          14. Paragraph 8 of the Master Repurchase Agreement is amended by deleting the last sentence of Paragraph 8 and substituting the following:

               "Title to all Purchased Securities (except for Securities that are Mortgage Loans) shall pass to Buyer. In the case of Purchased Securities that are Mortgage Loans, upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in Paragraphs 3(c) or 11 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File, is vested in Buyer. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in Paragraphs 3(c) or 11 of this Agreement and prior to the recordation of the assignments of mortgage to the Custodian provided for in the Custody Agreement, record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. Unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities (and, with respect to the Mortgage Loans, not substitutes therefor) to Seller pursuant to Paragraphs 3, 4 or 11 hereof. Upon termination of any Transactions as set forth in Paragraph 3(c) of this Agreement, Buyer agrees to execute promptly endorsements of the Mortgage Notes, assignments of the Mortgages and UCC-3 assignments, to the extent that such documents are prepared by Seller for Buyer's execution, are delivered to Buyer by Seller and are necessary and appropriate, as reasonably determined by Seller, to reconvey, without recourse, to Seller and perfect title of like tenor to that conveyed to Buyer to the related Mortgage Loans.

          15. Subparagraph 9b) of the Master Repurchase Agreement is amended by adding the following after the word "substituted" and before the period in the fifth line thereof:

               "; provided, further, that, in the case of Transactions involving
                  -----------------
          Securities that are Mortgage Loans, the retention by Seller of custody of any document in relating to any Mortgage Loan shall be in trust Buyer for purposes of servicing or supervising the servicing of such Mortgage Loan and shall not be deemed to constitute Seller's retention of custody of the Purchased Securities for purposes of this subparagraph".

          16. Paragraph 10 of the Master Repurchase Agreement is amended by adding the following clauses at the end of the first sentence of Paragraph 10 after the word "affected" and before the period:

               ", and (vi) Seller and Buyer have entered into the Transaction described in each Confirmation contemporaneously with the sale of the Purchased Securities by Seller to Buyer and the transfer of the Purchase Price by Buyer to Seller, or, in the event that the Transaction is deemed to constitute a loan, contemporaneously with the grant of the security interest in the Collateral by Seller to Buyer pursuant to Paragraph 6 hereof and the transfer of the consideration therefor, consisting of the extension of the Purchase Price, which represents the loan proceeds, by Buyer to Seller".

          17. Paragraph 11 is amended by deleting the text of clause (ii) of the first sentence thereof and replacing it with the words "Seller fails to comply with Paragraph 4 hereof by 4:00 p.m. New York time on the date notice is given pursuant to such Paragraph".

          18. Paragraph 11 is further amended by inserting the words ", other than any representation made by Seller as to a particular Mortgage Loan," after the words "made by Seller or Buyer" on the fourth line thereof.

          19. Paragraph 11 is further amended by deleting the word "or" immediately preceding clause (vi) and by adding at the end of such clause, immediately preceding the parenthesis, the following:

          (vii) Buyer shall have reasonably determined that Seller is or will (prior to the expiration of any applicable notice and cure provisions) be unable to meet its commitments under this Agreement, the Custody Agreement, the letter agreement dated October 2, 1996 among Buyer, Seller and CS First Boston Corporation, and those certain common stock warrants of Seller issued to Buyer on the date hereof or any other agreement between Seller and either Buyer or one of Buyer's affiliates (this Agreement and such agreements, collectively, the "Related Documents") and shall have notified Seller of such determination and Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within one (1) business day;

          (viii) Subject to Paragraph 6, the Master Repurchase Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby;

          (ix) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Seller, and the same remains undischarged for a period of 30 days during which execution of such judgment is not effectively stayed;

          (x) Seller shall fail to observe or perform in a material respect any of the material covenants or agreements under any Related Document;

          (xi) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which Seller is bound or affected shall occur and be continuing and which default actually results in the acceleration of amounts due for which Seller's liability exceeds $25,000;

          (xii) In the reasonable judgment of Buyer, a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller;

          (xiii) Any representation or warranty made by Seller in any Related Document shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated;

          (xiv) Seller shall fail to promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller, respectively; (ii) the amount and maturity of any such debt assumed after the date hereof;
                    (iii) any material and adverse developments with respect to pending or future litigation involving Seller, respectively; and (iv) any other developments which might materially and adversely affect the financial condition of Seller; or

          (xv) Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to Seller's status as a "going concern."

          20. Subparagraph 11(d) of the Master Repurchase Agreement is amended by deleting the words that precede Subparagraph 11(d)(i) and replacing them with the words "The non-defaulting party may with concurrent notice to the defaulting party:".

          21. Subparagraph 1 l(d)(i) of the Master Repurchase Agreement is amended by inserting the words "or in any other commercially reasonable manner" after the word "market" and before the word "at", on the second line thereof.

          22. Subparagraph 1 l(d)(i) of the Master Repurchase Agreement is amended by adding the following after the word "hereunder" and before the semi-colon:

               "and in either case upon the determination and receipt by Buyer, in a manner deemed final and complete by Buyer in its sole discretion, of the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party, including, without limitation, any unpaid fees, expenses (including, without limitation, expenses of terminating any servicer so that Mortgage Loans could be sold on a servicing-released basis, if applicable) or other amounts owing to the Custodian under the Custody Agreement, or to which Buyer is otherwise entitled hereunder, Buyer shall transfer the portion of the Purchased Securities and proceeds thereof, including without limitation, any proceeds of a sale of the servicing rights to the Mortgage Loans, held by Buyer following such receipt to either (i) Seller, if in Buyer's sole discretion Seller is legally entitled thereto, (ii) such other party or person as is in Buyer's reasonable judgment is legally entitled thereto, or (iii) if Buyer determines that it cannot identify the person or party entitled thereto, a court of competent jurisdiction."

          23. Paragraph 11 of the Master Repurchase Agreement is amended by adding a new Subparagraph (i) as follows:

               "(i) Seller acknowledges that any delay in the ability of Buyer to exercise its remedies pursuant to Paragraph 11 hereof shall result in irreparable injury to Buyer."

          24. Paragraph 13 of the Master Repurchase Agreement is amended by deleting the text thereof and replacing it with the following:

               "Any notice or communication in respect of this Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail, return receipt requested, or by overnight courier or given by facsimile transfer at the following address or facsimile number:

          If to Buyer:

                    CS First Boston Mortgage Capital Corp.
                    55 East 52nd Street
                    New York, New York 10055

                    Attention: Mr. Walter P. Fekula, Director-Credit Facsimile No.: (212) 318-0533

          If to Seller:

                    T.A.R. Preferred Mortgage Corporation
                    19782 MacArthur Blvd.
                    Suite 250
                    Irvine, CA 92714
                    Attention: Mr. Todd A. Rodriguez
                    Facsimile No.: (714) 660-3872

          A notice or communication will be effective:

          (i) if delivered by hand or sent by overnight courier, on the day and time it is delivered;

          (ii) If sent by facsimile transfer on a machine that provides for automatic confirmation of receipt, on the day and time such confirmation is received; or

          (iii) if sent by certified or registered mail, return receipt requested, three days after dispatch.

          Either party may by notice to the other change the address or facsimile number at which notices or communications are to be given to it."

          25. Paragraph 14 of the Master Repurchase Agreement is amended by inserting the words "with respect to Securities that consist of mortgage loans" after the word "transactions" and before the period on the second line thereof.

          26. Subparagraph 20(c) is amended by deleting the words "the Federal Savings and Loan Insurance Corporation" in the third line thereof and substituting therefor the following:

               "through either the Bank Insurance Fund or the Savings Association Insurance Fund,".

          27. This Annex is executed and shall be construed as an agreement supplemental to the Master Repurchase Agreement and, as provided in the Master Repurchase Agreement, this Annex I forms a part thereof.

          28. All of the covenants, stipulations, promises and agreements in this Annex I shall bind the successors and assigns of the parties hereto, whether expressed or not.

          29. This Annex I may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

          30. Buyer is hereby appointed the attorney-in-fact of Seller for the sole and limited purpose of executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the sale, transfer and assignment of the Collateral to Buyer, including, without limitation, completing or correcting any endorsement of a mortgage note or assignment of a mortgage, which appointment as attorney-in-fact is irrevocable and coupled with an interest. In this connection, Buyer shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Collateral and to give full discharge for the same.

          31. Seller shall promptly pay as and when payment is due all, and Buyer shall not be liable for any, expenses, fees and charges incurred by Buyer or Seller (other than the salaries and overhead of Buyer and its affiliates) arising out of or related in any way to this Agreement, including, without limitation, the negotiation and enforcement of this Agreement or the Custody Agreement ("Costs"), including, without limitation, reasonable legal expenses, the reasonable fees and expenses of the Custodian, recording and filing fees and any reasonable costs associated with reconveyance of the Purchased Securities and, in the event that any Costs are incurred by Buyer, Seller shall reimburse Buyer on demand of Buyer accompanied by a statement describing the circumstances and the nature of the Cost, by wire transfer of immediately available federal funds, provided, however, that it is understood and agreed that Seller shall not be responsible for more than $65,000 of the legal fees and disbursements of Buyer's attorneys in preparing and negotiating the Related Documents.

          32. (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date be deemed to represent and warrant, as follows:

                    i) The execution, delivery and performance of this Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

                    ii) This Agreement is, and each Transaction when entered into under this Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of this Agreement.

               (b) Seller hereby makes, and on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date shall be deemed to have made, the representations and warranties to Buyer set forth in Exhibit A and Exhibit B hereto. The representations and warranties set forth herein shall survive transfer of the Purchased Securities to the Buyer and shall continue until the Agreement has terminated.

               (c) Upon discovery by the Seller of a breach of any of the representations set forth in Exhibit A or Exhibit B, the Seller shall give prompt written notice thereof to the Buyer.

               (d) Seller hereby indemnifies and holds harmless Buyer for any loss, liability, expense (including attorney fees) or damage suffered or incurred by Buyer arising from or in any way related to a breach by Seller of any representation or warranty of Seller in this Agreement.

          33. This Annex I shall supersede any existing annex to or modification of the Master Repurchase Agreement.

T.A.R. PREFERRED MORTGAGE                      CS FIRST BOSTON
CORPORATION                                    MORTGAGE CAPITAL CORP.


By:     /s/ Todd Rodriguez                     By:     /s/ Michael A. Commaroto
        ------------------------                       ------------------------
Name:   Todd Rodriguez                         Name:   Michael A. Commaroto
        ----------------------                         ----------------------
Title:  C.E.O.                                 Title:  C.E.O.
        --------------------                           --------------------
Date:   9-18-96                                Date:   9-18-96
        ------------------                             ------------------


                                   EXHIBIT A

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

          I. Seller represents, warrants and covenants, as of the date hereof and as of each day during the term of the Agreement, as follows:

          (a)  Due Organization and Qualification.  Seller is a corporation duly
               -----------------------------------
organized, validly existing and in good standing under the laws of the state of California. Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as
                      ---------
currently conducted and the performance of its obligations under the Related Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Mortgage Loan unenforceable in any respect or would otherwise have a material adverse effect upon any Transaction.

          (b)  Power and Authority. Seller has all necessary power and authority
               -------------------
to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Related Documents and to consummate the Transactions.

          (c)  Due Authorization. The execution, delivery and performance of the
               -----------------
Related Documents by Seller have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any person.

          (d)  Noncontravention.  None of the execution and delivery of the
               ----------------
Related Documents by Seller, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Related
Documents:

               (i) conflicts with or results in any breach or violation of any provision of the articles or certificate of incorporation or by-laws of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller, or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over Seller;

               (ii) constitutes a material default by Seller under or a material breach of any provision of any loan agreement, mortgage, indenture or other material agreement or instrument to which Seller or any of its affiliates is a party or by which it or any of its properties is or may be bound or affected; or

               (iii) results in or requires the creation of any lien upon or in respect of any of the assets of Seller or any of its affiliates except as otherwise expressly contemplated by the Related Documents.

          (e)  Legal Proceedings.  There is no action, proceeding or
               ------------------
investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Mortgage Loans, Seller or any of its affiliates, or any properties or rights of Seller or any of its affiliates, pending or threatened, which, in any case, if decided adversely, would have a material adverse effect with respect to Seller or any Mortgage Loan.

          (f)  Valid and Binding Obligations.  Each of the Related Documents to
               ------------------------------
which Seller is a party when executed and delivered by Seller will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

          (g)  Financial Statements.  The Financial Statements of Seller, copies
               ---------------------
of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of each of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a material adverse change in the business or operations of Seller.

          (h)  ERISA.  Seller is in compliance with ERISA and has not incurred
               ------
and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

          (i)  Accuracy of Information.  None of the documents or information
               ------------------------
provided by Seller to Buyer in connection with the Agreement or the Transactions thereunder contain any statement of a material fact with respect to Seller or the Transactions that was untrue or misleading in any material respect when made; mortgage loan legal and servicing files shall not constitute such documents or information for this purpose. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller that would render any of such documents or information untrue or misleading in any material respect. There is no fact known to Seller which has a material possibility of causing a material adverse change with respect to Seller.

          (j)  Related Documents.  Each of the representations and warranties of
               ------------------
Seller contained in the Related Documents is true and correct in all material respects.

          (k)  No Consents. No consent, license, approval or authorization from,
               -----------
or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by Seller of this Agreement or of any other Transaction Document, except such as have been obtained and are in full force and effect and those as to which the failure to so obtain does not have a material adverse effect on Seller.

          (l)  Compliance With Law. Etc.  No practice, procedure or policy
               -------------------------
employed or proposed to be employed by Seller in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a material adverse effect upon Seller.

          (m)  Solvency; Fraudulent Conveyance.  Seller is solvent and will not
               --------------------------------
be rendered insolvent by the Transaction and, after giving effect to such Transaction, Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by the Seller upon the sale of the Mortgage Loans to Buyer and thereafter upon the sale of any Mortgage Loans by the Seller to the Buyer constitutes reasonably equivalent value and fair consideration for such Mortgage Loans. Seller is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

          (n)  Investment Company Act Compliance.  Seller is neither required to
               ----------------------------------
be registered as an "investment company" as defined under the Investment Company Act nor under the control of an "investment company" as defined under the Investment Company Act.

          (o)  Good Title; Valid Transfer; Absence of Liens; Security Interest.
               ----------------------------------------------------------------
Immediately prior to the sale of the Mortgage Loans to the Buyer pursuant to the Agreement on the Purchase Date, Seller was the owner of, and had good and marketable title to, such property free and clear of all liens and restrictions on transferability, and had full right, power and lawful authority to assign, transfer and pledge such Mortgage Loans. The Agreement constitutes a valid sale, transfer and assignment of the Mortgage Loans to the Buyer enforceable against creditors of Seller.

          (p)  Perfection of Liens and Security Interest.  On the Purchase Date,
               ------------------------------------------
the lien and security interest in favor of the Buyer with respect to the Mortgage Loans will be perfected by the delivery of the Mortgage Loans to the Custodian (assuming such Mortgage Loans will be held by the Custodian on behalf of the Buyer), and the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or funding is necessary for the perfection of the security interest in favor of the Buyer and no other flings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Buyer's first priority lien on and security interest in the Mortgage Loans as against any third parties.

          (q)  Taxes.  Seller has and each of its affiliates have filed all
               ------
federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by Seller in connection with the Transaction and the execution and delivery of the Related Documents have been paid.

          (r)  Licenses.  Other than as set forth in Schedule I hereto, Buyer
               ---------
will not be required as a result of purchasing Mortgage Loans to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently [sic] so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

     II. Seller hereby agrees that during the term of the Agreement, unless Buyer shall otherwise expressly consent in writing:

          (a)  Compliance With Agreements and Applicable Laws.  Seller shall
               -----------------------------------------------
perform each of its obligations under the Related Documents and shall comply with all material requirements of any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Related Documents.

          (b)  Financial Statements; Accountant's Reports: Other Information.
               --------------------------------------------------------------
Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Additional Mortgage Loans to the Buyer. Seller shall furnish or cause to be furnished to Buyer:

               (i)       Annual Financial Statements. As soon as available to
                         ---------------------------
          the public generally or the Seller's stockholders, and in any event within 120 days after the close of each fiscal year Seller, the audited balance sheets of Seller as of the end of such fiscal year and the audited statements of income and changes in equity of Seller for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of Seller's independent accountants (who shall be, in each case, a nationally recognized firm or otherwise acceptable to Buyer).

               (ii)      Orderly Financial Statements. As soon as available to
                         ----------------------------
          the public generally or the Seller's stockholders, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of Seller, the unaudited balance sheets of Seller as of the end of such quarter and the unaudited statements of income and changes in equity of Seller for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

               (iii)     Monthly Financial Statements. As soon as available to
                         ----------------------------
          the public generally or the Seller's stockholders, and in any event within 30 days after the last day of each calendar month, the unaudited balance sheets of Seller as of the end of such calendar month and the unaudited statements of income and changes in equity of Seller for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

               (iv)      Annual Budgets; Business Plans.  Such annual budgets,
                         ------------------------------
          monthly and annual comparisons of conformity of operations with annual budgets, three-year projections of financial and operations results, strategic business plans and other internal reports prepared or reviewed by Executive Management as may [sic] CSFB may reasonably request and may be lawfully provided.

               (v)       Other Information. Promptly upon receipt thereof,
                         -----------------
          copies of all reports, statements, certifications, schedules, or other similar items delivered to or by Seller pursuant to the terms of the Related Documents and, promptly upon request, such other data as Buyer may reasonably request. Seller shall, upon the request of Buyer, permit Buyer or its authorized agents (A) to inspect the books and records of Seller as they may relate to the Mortgage Loans, the obligations of Seller under the Related Documents, the Transactions and Seller's business; (B) to discuss the affairs, finances and accounts of Seller with its respective Chief Operating Officer and Chief Financial Officer, no more frequently than annually, unless an Event of Default has occurred; and (C) to discuss the affairs, finances and accounts of Seller with its independent accountants, provided that an officer of Seller shall have the right to be present
          --------
          during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of Seller. In addition, Seller shall promptly (but in no case more than 30 days following issuance or receipt) provide to Buyer a copy of all correspondence between Seller or any affiliate and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of Seller will be maintained at the respective addresses designated herein for receipt of notices, unless Seller shall otherwise advise Buyer in writing.

               (vi) promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which Seller files, or delivers to, the Internal Revenue Service, the Securities and Exchange Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by Seller or any national securities exchange.

          (c)  Compliance Certificate.  Seller shall deliver to Buyer
               -----------------------
concurrently with the delivery of the annual and quarterly financial statements required by paragraphs II.(b)(i) and II.(b)(ii) of this Exhibit A a certificate signed by the Chief Financial Officer of Seller stating that:


               (i) a review of Seller's performance under the Related Documents during such period has been made under such officer's supervision;

               (ii) to the best of such officer's knowledge, no Event of Default has occurred, or if an Event of Default has occurred, specifying the nature thereof and, if Seller has a right to cure any such Event of Default, stating in reasonable detail the steps, if any, being taken by Seller to cure such Event of Default or to otherwise comply with the terms of the agreement to which such Event of Default relates; and

               (ii) the attached financial reports are complete and correct in all material respects and present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

          (d)  Notice of Material Events.  Seller shall promptly inform (unless,
               --------------------------
     in the case of clause (i) only, prohibited by applicable law) Buyer in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation
          (A) against Seller pertaining to the Mortgage Loans in general, (B) with respect to a material portion of the Mortgage Loans or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Mortgage Loans;

               (ii) any change in the location of Seller's principal office or any change in the location of Seller's books and records;

               (iii)     the occurrence of any Event of Default; or

               (iv) any other event, circumstance or condition that has resulted, or has a material possibility of resulting, in a material adverse effect upon Seller.

          (e)  Further Assurances.  Seller will file or cause to be filed all
               -------------------
     necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the lien on and first priority security interest in the Mortgage Loans.

          (f)  Independent Entity.  Seller is a separate and independent
               -------------------
     corporate entity from the custodian named in the Custodial Agreement, Seller does not own a controlling interest in such custodian either directly or through affiliates and no director or officer of Seller is also a director or officer of such custodian;

          (g)  Regulation T.  None of the Purchase Price for any Purchased
               -------------
     Securities will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and the Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

          (h)  Corporate Existence.  Seller shall preserve and maintain its
               --------------------
     existence, rights, franchises and privileges and shall at all times continue to be duly organized under the laws of the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a reasonable likelihood having a material adverse effect on the business or properties of the Seller.

          (i)  Maintenance of Licenses.  Seller shall maintain all licenses,
               ------------------------
     permits, charters and registrations as are material to the performance by Seller of its business or its obligations under the Related Documents.

          [(j) Keeping of Records and Books of Account.  Seller shall maintain
               ----------------------------------------
     and implement administrative and operating procedures (including, an ability to recreate records evidencing the Mortgage Loans in the event of the destruction of the originals thereof), and shall keep and maintain, or cause to be kept or maintained, all documents, books, records and other information which, in the reasonable determination of Buyer, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Mortgage Loans. Seller shall maintain or cause to be maintained at all times accurate and complete books, records and accounts relating to the Mortgage Loans, which books and records shall be marked to indicate the transfer of the Mortgage Loans under the Agreement.] [sic]

          (k)  Minimum Net Worth.  Seller shall maintain at all times on and
               ------------------
     after September 1, 1996 a minimum Net Worth of not less than $5 million and $10 million after December 31, 1996. The "Net Worth" of the Seller as of any date of determination shall be equal to the sum of (i) the par value of its capital stock, (ii) additional paid-in capital plus retained earnings (or minus accumulated deficit) of Seller on a consolidated basis, each item to be determined in accordance with generally accepted accounting principles, less (x) amounts attributable to stock that may be redeemed at the option of the holder and with respect to which such holder has elected to have such stock redeemed and (y) intangible assets.

          (l)  Limitations on Debt.  The ratio of the total Debt of the Seller
               --------------------
     and its consolidated subsidiaries to the Net Worth of the Seller plus the outstanding principal amount of any subordinate Debt of the Borrower on and after December 31, 1996 shall not be more than 15 to 1. "Debt" shall mean any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of Seller or such consolidated subsidiary or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable and an accrued liability arising in the ordinary course of business that is not overdue by more than 90 days or that is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a consolidated balance sheet of Seller prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, indebtedness secured by a lien or mortgage to which the property or assets owned or held by Seller or such consolidated subsidiary is subject (whether or not the obligations secured thereby shall have been assumed), guarantees of items that would be included within this definition (without regard to whether such items would appear upon such balance sheet), and obligations in respect of interest rate swap obligations. The amount of Debt of Seller and its consolidated subsidiaries at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date. Seller's "Net Worth" shall have the meaning assigned thereto in paragraph (k) above.

                                   EXHIBIT B

                        REPRESENTATIONS AND WARRANTIES
                      OF SELLER REGARDING MORTGAGE LOANS

          (Capitalized terms used but not defined in this Exhibit B shall have the respective meanings given to them in the Seller's Warranties and Interim Servicing Agreement dated as of March 31, 1996 between the Buyer (as Purchaser) and the Seller (as Company).

          As to each Mortgage Loan, the Seller hereby represents and warrants to the Buyer that as of the related Purchase Date and (except as expressly stated) each date thereafter up to the related Repurchase Date:

          (a)  Mortgage Loans as Described.  The information set forth in the
               ----------------------------
Mortgage Loan Schedule is complete, true and correct;

          (b)  Payments Current.  All payments required to be made for the
               -----------------
Mortgage Loan under the terms of the Mortgage Note have been made and credited prior to the Due Date of the succeeding Monthly Payment. No payment required under the Mortgage Loan is delinquent (except as permitted by the preceding sentence) nor has any payment under the Mortgage Loan been so delinquent at any time since the origination of the Mortgage Loan;

          (c)  No Outstanding Charges.  There are no defaults in complying with
               -----------------------
the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

          (d)  Original Terms Unmodified.  The terms of the Mortgage Note and
               --------------------------
Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Buyer and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the

Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

          (e)  No Defenses.  The Mortgage Loan is not subject to any right of
               ------------
rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (f)  Hazard Insurance.  Pursuant to the terms of the Mortgage, all
               -----------------
buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of [the Servicing Agreement]. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was required by federal regulation and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines-of the Federal Insurance Administration is in effect which policy conforms to the requirements of [the Servicing Agreement]. [sic] All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by an attorney, firm or other person or entity and no such unlawful items have been received, retained or realized by the Seller;

          (g)  Compliance with Applicable Laws.  Any and all requirements of any
               --------------------------------
federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects, the consummation by Seller of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Buyer's inspection, to the extent required by law, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements;

          (h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied,
               ---------------------------
cancelled, subordinated (other than as expressly set forth in paragraph (j) of this Section 3.02) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination (other than in connection with the first lien referenced in paragraph (j) of this Section 3.02) or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any acting or inaction by the Mortgagor;

          (i)  Location and Type of Mortgaged Property.  The Mortgaged Property
               ----------------------------------------
is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

          (j)  Valid Second Lien.  The Mortgage is a valid, subsisting,
               ------------------
enforceable, and perfected second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (1) the lien of current real property taxes and assessments not yet due and payable;

               (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

               (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

               (4)  a First Lien on the Mortgaged Property.

     Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable second lien and second priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

          (k)  Validity of Mortgage Documents.  The Mortgage Note, the Mortgage
               -------------------------------
and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage, and any other such related agreement have been duly and properly executed by other such related parties. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and conform the accuracy of the representations set forth herein;

          (l)  Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan
               ------------------------------
have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (m)  Ownership.  Immediately prior to the related Purchase Date: (i)
               ----------
the Seller was the sole owner of record and holder of the Mortgage Loan; (ii) the Mortgage Loan was not assigned or pledged, and the Seller has good indefeasible and marketable title thereto, and had full right to transfer and sell the Mortgage Loan therein to the Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, subject to the terms of provisions of this Agreement, the Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. After the related Purchase Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

          (n)  Doing Business.  All parties which have had any interest in the
               ---------------
Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) a federal savings and loan association, savings bank or a national bank having its principal office in such state, or (5) not doing business in such state;

          (o)  LTV.  The LTV and CLTV are as identified in the applicable
               ----
Mortgage Loan Schedule.

          (p)  Title Insurance.  The Mortgage Loan is covered by a limited
               ----------------
liability lender's title insurance policy or other generally acceptable form of policy of insurance for loans similar to the Mortgage Loans issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the priority of its lien of the Mortgage in the original principal amount of the Mortgage Loan, and subject only to the exceptions contained in clauses (1), (2),
(3) and (4) of paragraph (j) above. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Immediately prior to the sale of the Mortgage Loan to the Buyer under the terms of this Agreement, the Seller, its successors and assigns were the sole insureds of such lender's title insurance policy. Such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other persons or entity, and no such unlawful items have been received, retained or realized by the Company;

          (q)  No Defaults.  There is no default, breach, violation or event of
               ------------
acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration. To the best of the Seller's knowledge the First Lien is in full force and effect. There is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related-mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder. Either (i) the First Lien mortgage contains a provision which allows or (ii) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default under the First Lien mortgage;

          (r)  No Mechanics' Liens.  There are no mechanics' or similar liens or
               --------------------
claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (s)  Location of Improvements; No Encroachments.  All improvements
               -------------------------------------------
which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

          (t)  Origination: Payment Terms.  At the time the Mortgage Loan was
               ---------------------------
originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Mortgage Note has the terms identified in the applicable Mortgage Loan Schedule;

          (u)  Customary Provisions.  The Mortgage contains customary and
               ---------------------
enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (v)  Conformance with Agency Standards.  The Mortgage Loan was
               ----------------------------------
underwritten in accordance with and the Mortgage Loan and Mortgaged Property conform to the Seller's Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to FHLMC or FNMA;

          (w)  Occupancy of the Mortgaged Property.  The Mortgaged Property is
               ------------------------------------
lawfully occupied under applicable law. All material inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

          (x)  No Additional Collateral.  The Mortgage Note is not and has not
               -------------------------
been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

          (y)  Deeds of Trust.  In the event the Mortgage constitutes a deed of
               ---------------
trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyers to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (z)  Acceptable Investment.  No circumstances or conditions exist with
               ----------------------
respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors which invest in mortgage loans similar to the Mortgage Loans to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

          (aa) Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage,
               -------------------------------
the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Seller under the Custodial Agreement have been delivered to the Custodian. The Servicer is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

          (bb) [Reserved].
               -----------

          (cc) Assignment of Mortgage.  The Assignment of Mortgage is in
               -----------------------
recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (dd) Due on Sale.  The Mortgage contains an enforceable provision for
               ------------
the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

          (ee) No Buydown Provisions: No Graduated Payments or Contingent
               ----------------------------------------------------------
Interests. The Mortgage Loan does not contain provisions pursuant to which
----------
Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (ff) Consolidation of Future Advances.  Any future advances made after
               ---------------------------------
origination of the Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence satisfying (p) above. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (gg) Mortgaged Property Undamaged: Condemnation.  The Mortgaged
               -------------------------------------------
Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair, provided, however that the representation contained in this sentence shall be deemed made only "to the Seller's knowledge" to the extent that both (i) the original principal balance was $35,000 or less and (ii) the related FICO score was 660 or above. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

          (hh) Collection Practices; Escrow Deposits.  The origination and
               --------------------------------------
collection practices used with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, to the extent such Escrow Payments are not collected by the mortgagee or its designee under the First Lien, all such payments are in the possession of, or under control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and, to the extent such Escrow Payments are not collected by the mortgagee or its designee under the First Lien, has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

          (ii) Appraisal.  The Mortgage File contains an appraisal of the
               ----------
related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan;

          (jj) Soldiers' and Sailors' Relief Act.  The Mortgagor has not
               ----------------------------------
notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (kk) Environmental Matters.  To the best of the Seller's knowledge,
               ----------------------
the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

          (ll) Construction or Rehabilitation of Mortgaged Property.  No
               -----------------------------------------------------
Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

          (mm) Ground Leases.  Except for a Mortgage Loan secured by Mortgaged
               --------------
Property located in the State of Hawaii, no Mortgage Loan is secured by a Mortgage on a leasehold estate. With respect to Mortgage Loans in the state of Hawaii that are secured by a leasehold estate, (i) the lease is valid, in full force and effect, and conforms to all of FNMA's requirements for leasehold estates; (ii) all rents and other payments due under the lease have been paid;
(iii) the lessee is not in default under any provision of the lease; (iv) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least ten years; and (v) the mortgagee under the Mortgage Loan is given notice and an opportunity to cure any defaults under the lease;

          (nn) No Defense to Insurance Coverage.  No action has been taken or
               ---------------------------------
failed to be taken, no event has occurred and no state of facts exists or has existed (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable pool policy, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such insurance or coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer or under any such insurance policy, or for any other reason under such coverage, but not including the failure of the insurer to pay by reason of the insurer's breach of the insurance policy or the insurer's financial inability to pay. In connection with the placement of any insurance or coverage, no commission, fee or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director or employee had a financial interest at the time of placement of such insurance;

          (oo) Value of Mortgage Property.  The Seller has no knowledge of any
               ---------------------------
circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than the Mortgage Loans originated by the Seller generally;

          (pp) Section 32 Mortgages: Overages.  The Seller has provided the
               -------------------------------
related Mortgagor with all disclosure materials required by Section 226.32 of the Federal Reserve Board Regulation Z with respect to any Mortgage Loans subject to such Section of the Federal Reserve Board Regulation Z. The Seller has not made or caused to be made any payment in the nature of an "overage" or "yield spread premium" to a mortgage broker or like Person which has not been fully disclosed to the Mortgagor; and

          (qq) Servicer.  The Mortgage Loan is one of the loans that are the
               ---------
subject of the Servicing Agreement, has been serviced since origination in accordance therewith and is subject to no other servicing agreement or arrangement.